As filed with the Securities and Exchange Commission on July 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Imago BioSciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	45-4915810
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

(415) 529-5055

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hugh Y. Rienhoff, Jr., M.D.

Chief Executive Officer

Imago BioSciences, Inc.

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

(415) 529-5055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin A. Potter Richard A. Kline Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	C. Brophy Christensen, Jr., Esq. O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, California 94111 (415) 984-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-257419)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	1,610,000	$16.00	$25,760,000	$2,810.42

(1)

Represents only the additional number of shares being registered and includes 210,000 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-257419).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $128,800,000 on a Registration Statement on Form S-1, as amended (File No. 333-257419), which was declared effective by the Securities and Exchange Commission on July 15, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $25,760,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 1,610,000 additional shares of common stock, par value $0.0001 per share, 210,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares, of Imago BioSciences, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-257419) (the “Prior Registration Statement”), including all exhibits thereto, which was declared effective by the Securities and Exchange Commission on July 15, 2021, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257419), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(1)	Power of Attorney.

(1)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257419), originally filed with the Securities and Exchange Commission on June 25, 2021 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California on July 15, 2021.

IMAGO BIOSCIENCES, INC.

By:	/s/ Hugh Y. Rienhoff, Jr., M.D.
Hugh Y. Rienhoff, Jr., M.D.
Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Hugh Y. Rienhoff, Jr., M.D. Hugh Y. Rienhoff, Jr., M.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2021

/s/ Matthew Plunkett, Ph.D. Matthew Plunkett, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2021

* Dennis Henner, Ph.D.	Chairman of the Board of Directors	July 15, 2021

* Robert Baltera	Director	July 15, 2021

* Dina Chaya, Ph.D.	Director	July 15, 2021

* Patrick Heron	Director	July 15, 2021

* Enoch Kariuki, Pharm.D.	Director	July 15, 2021

*By: /s/ Matthew Plunkett, Ph.D.
Matthew Plunkett, Ph.D.
Attorney-In-Fact